S&P Quality Rankings Global Equity Managed Trust
Cusip: 09250D109 Ticker: BQY

Record Date	May 15, 2009
Pay Date	May 29, 2009

Distribution Amount per share	$0.1875

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Investment Income	$0.1500	80%	$0.2700	45%
Net Realized Capital Gains	$—	0%	$—	0%
Net realized Long-Term Capital Gains	$—	0%	$—	0%

Return of Capital	$0.0375	20%	$0.3300	55%

Total (per common share)	$0.1875	100%	$0.6000	100%

Average annual total return (in relation to NAV) for the inception to date ending on April 30, 2009				0.89%

Current fiscal period’s annualized distribution rate as a percentage of NAV as of April 30, 2009				6.71%

Cumulative total return (in relation to NAV) for the fiscal year through April 30, 2009				-5.13%

Cumulative fiscal year distribution rate expressed as a percentage of NAV as of April 30, 2009				3.69%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The Trust estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.
The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257

S&P Quality Rankings Global Equity Managed Trust
Cusip: 09250D109
Ticker: BQY

Record Date	August 14, 2009
Pay Date	August 31, 2009

Distribution Amount per share	$0.1875

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.0757	40%	$0.3468	44%
Net Realized Short-Term Capital Gains	$—	0%	$—	0%
Net Realized Long-Term Capital Gains	$—	0%	$—	0%

Return of Capital	$0.1118	60%	$0.4407	56%

Total (per common share)	$0.1875	100%	$0.7875	100%

Average annual total return (in relation to NAV) for the 5-year period ending on July 31, 2009				4.08%

Current fiscal period’s annualized distribution rate as a percentage of NAV as of July 31, 2009				5.82%

Cumulative total return (in relation to NAV) for the fiscal year through July 31, 2009				11.40%

Cumulative fiscal year distribution rate expressed as a percentage of NAV as of July 31, 2009				4.66%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The Trust estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.
The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257